Exhibit 99.1

CONTACT AT ARBIOS:
Shawn Cain, President and CEO, 1-781-839-7292
Scott Hayashi, CFO, 1-626-356-3105

CONTACT FOR INVESTOR RELATIONS: CONTACT FOR MEDIA RELATIONS:
Lisa Wilson, 1-212-759-3929   Doug MacDougall, 1-781-235-3060

ARBIOS RECEIVES APPROVAL FROM THE FDA TO
INITIATE PIVOTAL TRIAL FOR SEPET™ LIVER ASSIST DEVICE

Waltham, MA - May 12, 2008 - Arbios Systems, Inc. (OTC BB: ABOS) announced today that the Company has received approval from the U.S. Food and Drug Administration (“FDA”) of an Investigational Device Exemption (“IDE”) to begin the pivotal clinical trial for SEPET™, Arbios’ extracorporeal (outside the body) liver assist device for blood purification of acutely ill patients suffering from chronic liver disease.

“We are pleased to have received FDA approval to start the SEPET pivotal trial and to have fully satisfied the points addressed in the FDA’s previously issued conditional approval,” commented CEO and President Shawn Cain. “We were pleased with the compelling results from the SEPET feasibility trial, and we are excited to initiate the pivotal clinical phase of SEPET’s development. The pivotal trial design includes adaptive measures to optimize our ability to achieve the trial’s primary and secondary endpoints. We believe that the pivotal trial, if successful, should support our filing for approval of SEPET in the United States and marketing efforts in the United States and the European Union. Further, we believe that the design of this trial will enhance physician acceptance of SEPET as a much needed tool in sustaining patients through acute life threatening episodes of liver failure, a market which we believe exceeds a billion dollars annually.”

Trial Design

There are three segments to the pivotal trial design. During the first segment of the trial, 5 non-randomized patients will be treated with SEPET to allow us to validate the patient selection criteria, clinical protocol, case report forms, and other trial related documents. During the second segment of the trial, we expect to enroll 116 patients in this randomized, controlled phase of the trial. This segment is targeted to achieve the co-primary endpoints, which are 1) the percentage of patients achieving improvement in hepatic encephalopathy (“HE”) grade by a minimum of two grades by the end of Day 7 in the SEPET treatment group versus the standard medical care group, using a 1:1 randomization between the two groups; and 2) the 30-day transplant free survival rate in all patients (i.e. control and treatment groups) who do reach a two grade HE improvement versus all patients who do not reach a two grade HE improvement. Pending review and approval by the Data Safety Monitoring Board, the third segment would permit the size of the trial to be increased by an additional 52 patients, if the co-primary efficacy endpoints are reached or have not reached statistical significance but have shown a positive trend. If the co-primary endpoints of the trial are reached upon completion of segment two, extension of the trial into segment three may result in the achievement of statistical significance of one or more secondary endpoints of the trial relating to clinical, functional, and reimbursement advantages for SEPET-treatment over standard medical care.

Patient Inclusion/Exclusion Criteria for the Trial

To be a candidate for the pivotal trial, a patient must have chronic liver disease and be experiencing an acute episode that results in hospitalization with an HE grade of between II and IV. In addition, the patient must not be responding satisfactorily to standard medical care (e.g. fluid replacement, antibiotics, lactulose) for 20 to 26 hours prior to randomization. Patients contraindicated for a liver transplant (e.g. advanced liver cancer patients and drinking alcoholics) are excluded from the trial.

“We hope to shortly receive permission from the German regulatory authority to begin segment one of the pivotal trial at one or two clinical sites in Germany,” commented Mr. Cain. “Over the next several months we will also seek IRB approvals for up to 24 clinical sites in the United States and Europe. While we currently have very limited financial resources, we hope that the FDA’s approval to initiate the pivotal trial may enable us to raise the capital needed to implement our clinical and regulatory plans for SEPET.”

About Arbios’ SEPET™ Liver Assist Device

The SEPET™ Liver Assist Device is a sterile, disposable cartridge containing microporous hollow fibers with proprietary permeability characteristics. When a patient's blood is passed through these fibers, blood plasma components of specific molecular weights are expressed through the micropores, thereby cleansing the blood of harmful impurities (e.g., hepatic failure toxins as well as various mediators of inflammation and inhibitors of liver regeneration). These substances would otherwise progressively accumulate in the patient's bloodstream during liver failure, causing hypotension, increasing risk of sepsis development and accelerating damage to the liver, lungs and other organs, including the brain and kidneys, and suppressing the function and regeneration of the liver. SEPET™ is designed for use with standard blood dialysis systems available in hospital intensive care units.

According to the American Liver Foundation, liver disease is among the top seven causes of death in adults in the United States between the ages of 25 - 64. In fact, one out of every 10 Americans has some form of liver disease. There is currently no satisfactory therapy available to treat patients in liver failure, other than maintenance and monitoring of vital functions and keeping patients stable through provision of intravenous fluids and blood products, administration of antibiotics and support of vital functions, such as respiration.

About Arbios Systems

Arbios Systems, Inc. is developing proprietary medical devices and cell-based therapies to enhance the survival of millions of patients each year who experience, or are at risk for, life-threatening episodes of liver failure. The Arbios product candidate portfolio includes the SEPET™ Liver Assist Device, a novel blood purification therapy that provides enhanced "liver dialysis," and the HepatAssist™ Cell-Based Liver Support System, a bio-artificial liver that combines blood detoxification with liver cell therapy to replace whole liver function in patients with the most severe forms of liver failure. For more information on the Company, please visit http://www.arbios.com.

This press release contains forward-looking statements, including, but not limited to, statements regarding the Company’s belief that, the pivotal trial, if successful, should support approval of SEPET in the United States and marketing efforts in the United States and the European Union, the Company’s expectations with respect to the timing, design and implementation of the pivotal trial, including the Company’s plans with respect to seeking approvals for sites to conduct the pivotal trial, and the Company’s hope that the FDA’s approval to initiate the pivotal trial, may enable us to raise the capital needed to implement our clinical and regulatory plans for SEPET. The forward-looking statements contained in this press release involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s ability to timely and successfully raise capital, the goals and results of clinical trials, compliance with regulatory requirements, the likelihood of obtaining marketing approval, labeling of the Company's products, the need for subsequent substantial additional financing to complete clinical development of its products, future markets and demand for the Company's products, and Arbios' ability to successfully market its products and technologies. These statements represent the judgment of Arbios' management as of this date and are subject to risks and uncertainties that could adversely affect the Company. Arbios cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements. Please refer to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, and to our subsequent Quarterly Reports on Form 10-Q, for a description of risks that may affect our results or business conditions. The Company does not undertake any obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events except as required by law. SEPET™ and HepatAssist™ are trademarks of Arbios Systems, Inc.

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